SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  May 22, 1997

                     BALCOR REALTY INVESTORS 85-SERIES III
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14350
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3333344
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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North Hill Apartments

In 1985, North Hill Apartments, DeKalb County, Georgia, was acquired by a limited partnership (the "Joint Venture") the general partner of which was a joint venture between the Partnership and an affiliate (the "Affiliate"). The limited partner of the Joint Venture was an affiliate of the seller. The Partnership contributed approximately $5,772,000 and the Affiliate contributed approximately $1,924,000 from their respective offering proceeds towards the purchase of the property. The property was purchased subject to $18,700,000 of first mortgage financing. In 1986, the unaffiliated limited partner assigned its interest in the Joint Venture to the Partnership and the Affiliate, which hold interests of 75% and 25%, respectively, in the Joint Venture. In 1994, the Joint Venture repaid the first mortgage loan with proceeds from a new first mortgage loan of $16,795,600, proceeds of a $1,350,000 note (the "Note") from two unaffiliated parties, and Joint Venture cash reserves of approximately $554,400. The Note is non-interest bearing and will be repaid only to the extent that the net proceeds from the sale of the property exceed a certain predetermined level.

On May 22, 1997, the Joint Venture contracted to sell the property for a sale price of $22,500,000 to an unaffiliated party, ERP Operating Limited Partnership, an Illinois limited partnership. The purchaser has deposited $300,000 into an escrow account as earnest money. The purchaser will assume the existing first mortgage loan which is expected to have an outstanding principal balance of approximately $16,414,000 at closing, scheduled to occur on July 7, 1997. The first mortgage loan described above was funded through the sale of tax-exempt bonds. If certain conditions described in the agreement of sale relating to the assumption of the loan, including the consents of the lender and the issuer of the bonds, have not been satisfied by June 30, 1997, the Joint Venture and the purchaser each have the right to extend the date by which such obligations must be met to July 28, 1997, in which event the closing will be held five days after the conditions are satisfied, in no event later than August 4, 1997.

The remaining portion of the sale price will be payable in cash at closing. From the proceeds of the sale, the Joint Venture will pay $450,000 as a brokerage commission to an affiliate of the third party providing property management services for the property. The net proceeds from the sale will not exceed the predetermined level requiring repayment of the Note. Therefore, no portion of the sale proceeds will be utilized towards the repayment of the Note, and the Note will be forgiven. The Joint Venture will receive the remaining proceeds of approximately $5,636,000, less closing costs. Of such proceeds, $500,000 will be retained by the Joint Venture and will not be available for use or distribution by the Joint Venture until 120 days after closing. The Partnership's share of the total net proceeds will be approximately $4,227,000, less the Partnership's share of closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Joint Venture for actual expenses incurred in connection with the sale.
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The Partnership and affiliates of the Partnership sold more than 20 properties to the purchaser during 1996 and 1997.

The closing is subject to the satisfaction of numerous terms and conditions, including conditions relating to the assumption of the mortgage loan by the purchaser. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale relating to the sale of North Hill Apartments, Atlanta, Georgia.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR REALTY INVESTORS 85-SERIES III
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By: Balcor Partners-XVIII, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              -------------------------------------------
                                   Jerry M. Ogle, Managing Director
                                   and Secretary

Dated:  June 2, 1997
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